Exhibit 23.01
CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM
We hereby consent to the incorporation by reference in the Registration Statements on Form S-3 (Nos. 33-33671, 333-14017 and 333-69541) and in the Registration Statements on Form S-8 (Nos. 33-56842, 333-18879, 333-40877, 333-73437, 333-78993, 333-101439, 333-128677, 333-128678, 333-128679 and 333-128680) of Rohm and Haas Company of our report dated February 21, 2008 relating to the financial statements, financial statement schedule, and the effectiveness of internal control over financial reporting, which appears in this Form 10-K.
PricewaterhouseCoopers LLP
Philadelphia, Pennsylvania
February 21, 2008

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